Exhibit 99.1

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

In February 2008, Plains Exploration & Production Company (“PXP” or the “Company”) sold oil and gas properties to a subsidiary of Occidental Petroleum Company (“Oxy”) and XTO Energy Inc. (“XTO”) for aggregate proceeds of $1.71 billion, net of $21 million of fees and expenses.

On February 29, 2008, PXP closed on the sale of the following oil and gas properties to a subsidiary of Oxy for $1.53 billon in cash, which included:

•

50 percent of its working interests in oil and gas properties located in the Permian Basin, West Texas and New Mexico. The Company retained 50 percent of its working interest in these properties, and Oxy will be the operator of all the assets currently operated by PXP. PXP acquired these properties in its merger with Pogo Producing Company (“Pogo”) on November 6, 2007 and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date; and

•

50 percent of its working interests in oil and gas properties located in the Piceance Basin in Colorado, including a 50 percent interest in the entity that holds its interest in Collbran Valley Gas Gathering LLC (“CVGG”), and retained 50 percent of its working interest in these properties. PXP will remain the operator of these properties. PXP acquired these properties on May 31, 2007 and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date.

On February 15, 2008, the Company closed on the sale to XTO of its interests in certain oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas. The Company received $199 million in cash proceeds.

On February 13, 2008, PXP entered into an amendment to its Amended and Restated Credit Agreement. The amendment reduced the borrowing base and commitments to $2.8 billion from $2.9 billion upon the closing of the sale of certain properties to XTO. The borrowing base and commitments were further reduced to $2.5 billion and $1.9 billion, respectively, upon the closing of the sale to Oxy. The pro forma balance sheet as of December 31, 2007 reflects an extinguishment loss of $11.4 million related to the senior revolving credit facility reduction, before the related income tax effect of $4.3 million. In addition, the amendment allows PXP to repurchase up to $1.0 billion of its common stock subject to certain conditions being met.

These transactions, which are referred to herein as the 2008 Property Transactions, had an effective date of January 1, 2008. The cash proceeds from the 2008 Property Transactions, net of $300 million placed in escrow for potential future tax deferred like-kind exchange transactions and $21 million of fees and expenses, were used to repay amounts outstanding under PXP’s senior revolving credit facility.

Our working interest in the properties that were sold currently generates total sales volumes of approximately 30 thousand barrels of oil equivalent per day (MBOEPD) and had 212.7 million barrels of oil equivalent (“BOE”) of estimated proved reserves as of December 31, 2007 (net to PXP’s remaining interest, 16.5 MBOEPD, 112.8 million BOE, respectively).

The unaudited pro forma consolidated statement of income for the year ended December 31, 2007 is adjusted to reflect the 2008 Property Transactions and the utilization of the cash proceeds, as well as the merger with Pogo on November 6, 2007 (see Note 2) and certain other significant property acquisition and financing transactions of PXP (see Note 3) as if such transactions occurred on January 1, 2007. The unaudited pro forma consolidated balance sheet at December 31, 2007 assumes the 2008 Property Transactions occurred on December 31, 2007. All of the other transactions were included in PXP’s historical consolidated balance sheet at December 31, 2007.

The unaudited pro forma consolidated statement of income does not purport to represent what PXP’s results of operations would have been if these transactions had occurred on January 1, 2007. We believe the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the transactions. These unaudited pro forma combined financial statements should be read in conjunction with PXP’s Annual Report on Form 10-K for the year ended December 31, 2007.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AT DECEMBER 31, 2007

(in thousands of dollars)

	Historical	Pro Forma Adjustments for 2008 Property Transactions (Note 1) (a)	Pro Forma
ASSETS
Current Assets
		$1,710,806
		(1,410,806)
Cash and cash equivalents	$25,446	(300,000)	$25,446
Deferred income taxes	229,893	(121,521)	108,372
Other current assets	419,581	-	419,581

	674,920	(121,521)	553,399

Property and Equipment, net	8,377,227	(1,671,380)	6,705,847
Goodwill	536,822	-	536,822
		300,000
Other Assets	104,382	(35,228)	369,154

	$9,693,351	$(1,528,129)	$8,165,222

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities	$818,046	$59,993	$878,039

Long-Term Debt
Senior revolving credit facility	2,205,000	(1,410,806)	794,194
7 3/4% Senior Notes	600,000	-	600,000
7% Senior Notes	500,000	-	500,000

	3,305,000	(1,410,806)	1,894,194

Other Long-Term Liabilities
Asset retirement obligation	184,080	(19,853)	164,227
Other	88,547	-	88,547

	272,627	(19,853)	252,774

Deferred Income Taxes	1,959,431	(172,392)	1,787,039

Stockholders’ Equity	3,338,247	14,929	3,353,176

	$9,693,351	$(1,528,129)	$8,165,222

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	PXP Historical	PXP/Pogo Pro Forma Combined (Note 2)	Pro Forma Adjustments for 2008 Property Transactions (Note 1)		PXP Pro Forma
Revenues
Oil and gas sales	$1,269,792	$2,015,012	$(234,573)	(b)	$1,780,439
Other operating revenues	3,048	7,587	-		7,587

	1,272,840	2,022,599	(234,573)		1,788,026

Costs and Expenses
Production costs	413,122	666,308	(81,464)	(b)	584,844
General and administrative	124,006	303,568	-		303,568
Depreciation, depletion, amortization and accretion	316,078	653,847	(115,828)	(c)	538,019

	853,206	1,623,723	(197,292)		1,426,431

Income from Operations	419,634	398,876	(37,281)		361,595

Other Income (Expense)
Interest expense	(68,908)	(181,753)	65,982	(d)	(115,771)
Gain (loss) on mark-to-market derivative contracts	(88,549)	(101,562)	-		(101,562)
Debt extinguishment costs	-	(6,930)	-		(6,930)
Interest and other income	6,322	6,078	(291)	(e)	5,787

Income From Continuing Operations Before Income Taxes	268,499	114,709	28,410		143,119
Income tax expense	(109,748)	(39,153)	(10,775)	(f)	(49,928)

Income From Continuing Operations	$158,751	$75,556	$17,635		$93,191

Earnings from Continuing Operations Per Share
Basic	$2.02	$0.67			$0.82

Diluted	$1.99	$0.66			$0.81

Weighted Average Shares Outstanding
Basic	78,627	113,067			113,067

Diluted	79,808	114,248			114,248

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

On February 29, 2008, PXP closed on the sale of the following oil and gas properties to a subsidiary of Oxy for $1.53 billon in cash, which included:

•

50 percent of its working interests in oil and gas properties located in the Permian Basin, West Texas and New Mexico. The Company retained 50 percent of its working interest in these properties, and Oxy will be the operator of all the assets currently operated by PXP. PXP acquired these properties in its merger with Pogo on November 6, 2007 and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date; and

•

50 percent of its working interests in oil and gas properties located in the Piceance Basin in Colorado, including a 50 percent interest in the entity that holds its interest in CVGG, and retained 50 percent of its working interest in these properties. PXP will remain the operator of these properties. PXP acquired these properties on May 31, 2007 and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date.

On February 15, 2008, the Company closed on the sale to XTO of its interests in certain oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas. The Company received $199 million in cash proceeds.

On February 13, 2008, PXP entered into an amendment to its Amended and Restated Credit Agreement. The amendment reduced the borrowing base and commitments to $2.8 billion from $2.9 billion upon the closing of the sale of certain properties to XTO. The borrowing base and commitments were further reduced to $2.5 billion and $1.9 billion, respectively, upon the closing of the sale to Oxy. The pro forma balance sheet as of December 31, 2007 reflects an extinguishment loss of $11.4 million related to the senior revolving credit facility reduction, before the related income tax effect of $4.3 million. In addition, the amendment allows PXP to repurchase up to $1.0 billion of its common stock subject to certain conditions being met.

These transactions, which are referred to herein as the 2008 Property Transactions, had an effective date of January 1, 2008. The cash proceeds from the 2008 Property Transactions, net of $300 million placed in escrow for potential future like-kind exchange transactions and $21 million of fees and expenses, were used to repay amounts outstanding under PXP’s senior revolving credit facility.

The unaudited pro forma consolidated statement of income for the year ended December 31, 2007 is adjusted to reflect the 2008 Property Transactions and the utilization of the cash proceeds, as well as the merger with Pogo on November 6, 2007 (see Note 2) and certain other significant property acquisition and financing transactions of PXP (see Note 3), as if such transactions occurred on January 1, 2007. The unaudited pro forma consolidated balance sheet at December 31, 2007 assumes the 2008 Property Transactions occurred on December 31, 2007. All of the other transactions were included in PXP’s historical consolidated balance sheet at December 31, 2007.

The unaudited pro forma consolidated statement of income does not purport to represent what PXP’s results of operations would have been if these transactions had occurred on January 1, 2007. We believe the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the transactions.

Pro Forma Adjustments Related to the 2008 Property Transactions

(a)

Reflects the cash proceeds received from the 2008 Property Transactions, the retirement of the capitalized costs associated with the properties sold and the related asset retirement obligation, the fees and expenses paid in connection with the transactions, the deposit into escrow of $300 million for future potential tax deferred like-kind exchange transactions, the payment of approximately $1.4 billion outstanding under the Company’s senior revolving credit facility and the effect of the transactions on current and deferred income taxes. The adjustment to equity includes the $35.5 million estimated gain on sale of a 50% interest in the entity that holds our interest in CVGG, before the related income tax effect of $13.5 million and an extinguishment loss of $11.4 million of debt issuance costs related to the senior revolving credit facility repayment, before the related income tax effect of $4.3 million. PXP follows the full cost method of accounting for its oil and gas properties. As a result no gain or loss on the sales of the oil and gas properties included in the 2008 Property Transactions was recognized as the sales did not cause a significant change in the relationship between capitalized costs and the estimated proved reserves. The proceeds from the sales of oil and gas properties were accounted for as reductions to capitalized costs.

(b)	Reflects the reversal of revenues and expenses attributable to the divested interests in the oil and gas properties.

(c)

Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A reflecting the production volumes attributable to the properties sold and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes sold and the reduction in capitalized costs resulting from the transactions. The pro forma DD&A rate averages $14.87 per BOE for the year ended December 31, 2007. The reduction in accretion expense relates to the asset retirement obligation attributable to the properties sold.

(d)	Reflects the reduction in interest expense for the use of proceeds from the 2008 Property Transactions to retire debt under the Company’s senior revolving credit facility.

(e)	Reflects the adjustment to other income for the sale of 50% of PXP’s interest in the entity that holds its interest in CVGG.

(f)

Reflects the adjustment to income tax expense resulting from the 2008 Property Transactions. Variances in the effective tax rate from the 35% federal statutory rate primarily result from the effect of state and foreign income taxes and estimated permanent differences.

Note 2 – PXP/Pogo Pro Forma Results of Operations

On November 6, 2007, PXP acquired Pogo in a stock and cash transaction (the “merger”). At closing PXP paid cash consideration of approximately $1.5 billion and issued approximately 40 million common shares valued at approximately $2.0 billion. In addition, PXP paid cash consideration of $35.4 million to redeem outstanding stock options. The total purchase price includes $154.2 million of merger costs. These costs include Pogo executive management and employee severance, investment banking fees, legal and accounting fees, seismic transfer fees, printing expenses and other merger-related costs. The cash portion of the purchase price was funded by borrowings under our senior revolving credit facility. The merger was accounted for under the purchase method of accounting and Pogo’s results of operations were included in our consolidated statement of income effective November 6, 2007. The assets and liabilities of Pogo were recorded at their fair value. The effect of this transaction is reflected in the Merger Adjustments column in the following unaudited pro forma combined statement of income for the year ended December 31, 2007. This transaction is reflected in PXP’s historical consolidated balance sheet at December 31, 2007.

PXP follows the full cost method of accounting for oil and gas properties while Pogo followed the successful efforts method of accounting. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, abandonment costs and general and administrative costs associated with acquisition, exploration, and development activities. Pro forma adjustments to the combined financial statements include the reclassification of certain of these items to conform Pogo’s accounting for oil and gas properties to the full cost method used by PXP.

Pogo had historical general and administrative expense of $102 million for the 2007 period prior to the merger. Pursuant to SEC rules for pro forma financial statements, no pro forma adjustments were made with respect to any anticipated cost savings that may result from the merger.

The following unaudited pro forma combined statement of income does not purport to represent what PXP’s results of operations would have been if the transactions included therein had occurred on January 1, 2007. We believe the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the transactions included therein.

The following unaudited pro forma combined statement of income includes the following adjustments with respect to the merger:

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	PXP Historical	PXP/ Laramie Pro Forma (Note 3 )	Pogo Historical	Merger Adjustments		PXP/Pogo Pro Forma Combined
Revenues
Oil and gas sales	$1,269,792	$1,299,361	$631,233	$84,418	(a)	$2,015,012
Other operating revenues	3,048	3,048	4,309	230	(a)	7,587

	1,272,840	1,302,409	635,542	84,648		2,022,599

Costs and Expenses
Production costs	413,122	421,915	181,489	62,904	(a)	666,308
				1,974	(a)
Exploration costs, dry hole and impairments	-	-	79,019	(80,993)	(b)	-
				17,601	(a)
General and administrative	124,006	221,063	84,257	(19,353)	(b)	303,568
				39,064	(a)
Depreciation, depletion, amortization and accretion	316,078	336,483	243,432	34,868	(c)	653,847
				(88)	(a)
Gain on sale of oil and gas properties	-	-	(131,915)	132,003	(d)	-
Other	-	-	29,824	(29,824)	(a)	-

	853,206	979,461	486,106	158,156		1,623,723

Income from Operations	419,634	322,948	149,436	(73,508)		398,876

Other Income (Expense)
				(7,028)	(a)
				93,698	(e)
Interest expense	(68,908)	(87,760)	(61,710)	(118,953)	(f)	(181,753)
Loss on mark-to-market derivative contracts	(88,549)	(88,549)	(6,346)	(6,667)	(a)	(101,562)
Debt extinguishment costs	-	-	(6,930)	-		(6,930)
				5,814	(a)
Interest and other income	6,322	6,352	10,430	(16,518)	(g)	6,078

Income From Continuing Operations Before Income Taxes	268,499	152,991	84,880	(123,162)		114,709
				4,378	(a)
Income tax (expense) benefit	(109,748)	(65,165)	(22,890)	44,524	(h)	(39,153)

Income From Continuing Operations	$158,751	$87,826	$61,990	$(74,260)		$75,556

Earnings from Continuing Operations Per Share
Basic	$2.02					$0.67

Diluted	$1.99					$0.66

Weighted Average Shares Outstanding
Basic	78,627	79,041		34,026	(i)	113,067

Diluted	79,808	80,222		34,026	(i)	114,248

(a)	Reflects Pogo revenues and expenses for the period from October 1, 2007 to November 6, 2007, the merger closing date, and reclassifications to conform with PXP’s presentation.

(b)

Reflects (1) the reversal of Pogo's historical exploration, dry hole and impairment costs that are expensed under the successful efforts method of accounting but are capitalized under the full cost method of accounting, and (2) the reduction in general and administrative expense based on PXP’s estimate of amounts it would have capitalized under the full cost method of accounting.

(c)

Reflects adjustments to DD&A to reverse Pogo’s historical DD&A and to reflect DD&A based on the fair value allocated to the acquired Pogo oil and gas properties subject to amortization and debt issue costs incurred. Pro forma DD&A for the combined company is calculated using the unit-of-production method based on the oil and gas property costs, reserve volumes and future development and abandonment costs of the combined companies. The pro forma DD&A rate averages $15.61 per BOE for the year ended December 31, 2007. Pogo’s historical accretion expense approximates such expense based on PXP’s estimates and accordingly, no pro forma adjustments have been made.

(d)

Reflects the reversal of Pogo’s gain on disposition of oil and gas properties. Under full cost accounting, proceeds from the sale of oil and gas properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between capitalized costs and proved reserves, in which case a gain or loss is recognized. Based on currently available information, PXP would not have recorded a gain on Pogo’s dispositions of oil and gas properties under the full cost method of accounting.

(e)

Reflects the reduction in interest expense from the redemption of Pogo’s 8.25% senior subordinated notes due 2011, 7.875% senior subordinated noted due 2013, 6.625% senior subordinated noted due 2015 and 6.875% senior subordinated noted due 2017. The notes were redeemed in connection with the merger.

(f)

Reflects the adjustment to interest expense for debt incurred in connection with the merger, net of capitalized interest. Interest expense from the $1.6 billion net borrowing under PXP’s senior revolving credit facility to fund the cash portion of the merger consideration is based on an average rate of 6.75%. A  1/8% change in the interest rate would result in a change in interest expense of $0.2 million for the year ended December 31, 2007. Capitalized interest has been adjusted to reverse Pogo’s historical capitalized interest and record PXP’s estimated capitalized interest based on the portion of the purchase price allocated to oil and gas properties not subject to amortization and in the process of evaluation calculated at PXP’s average interest rate.

(g)	Reflects the adjustment to reverse Pogo’s interest income generated on the available cash used to extinguish the senior subordinated notes.

(h)

Reflects the adjustment to income tax expense resulting from the merger. Variances in the effective tax rate form the 35% federal statutory rate primarily result from the effect of state and foreign income taxes and estimated permanent differences. During the period prior to November 6, 2007, Pogo recorded a deferred income tax benefit of $10.4 million related to the reduction in the statutory Canadian federal income tax rate. This tax benefit is included as a component of the income tax provision, as reflected in Pogo’s historical statement of income for the period prior to November 6, 2007 and included in the unaudited pro forma combined financial statements. Pursuant to SEC rules for pro forma financial statements, no pro forma adjustments were made with respect to these non-recurring deferred income tax benefits included in Pogo’s historical statements of income.

(i)

Reflects the issuance of approximately 40 million PXP common shares in connection with the merger. Approximately six million shares are reflected in PXP’s historical weighted average shares outstanding.

Note 3 – PXP/Laramie Energy Pro Forma Results of Operations

The PXP/Laramie Energy pro forma results of operations included in the unaudited pro forma combined consolidated statement of income in Note 2 includes the effect of the following transactions as if such transactions occurred on January 1, 2007:

•

The acquisition from Laramie Energy, LLC (“Laramie Energy”) of all of its interests in certain oil and gas producing properties in the Piceance Basin in Colorado plus the associated midstream assets, including a 25 percent interest in CVGG (the “Laramie Acquisition”). The Laramie Acquisition had an effective date of January 1, 2007 and closed on May 31, 2007. At closing PXP paid $968 million in cash, including $10 million in related acquisition costs and $58 million for net cash outflows from the effective date to the closing date (primarily related to capital expenditures for drilling activities and acreage acquisitions) and issued one million shares of common stock. PXP did not acquire Laramie Energy’s equity interests or any related corporate items such as office furniture and equipment. PXP did not assume any debt, derivatives, or equity compensation arrangements or retain any of Laramie Energy’s corporate management and staff. PXP initially financed the acquisition using its senior revolving credit facility.

•

The March 2007 issuance of $500 million of 7% senior notes due 2017 (the “7% Senior Notes”). PXP used the net proceeds from the offering of approximately $492 million, after deducting underwriting discounts and offering expenses, for general corporate purposes and to repay borrowings under its senior revolving credit facility.

•

The June 2007 issuance of $600 million of 7 3/4% senior notes due 2015 (the “7 3/4% Senior Notes”). PXP used the net proceeds from the offering of approximately $593 million, after deducting underwriting discounts and offering expenses, to repay borrowings under its senior revolving credit facility related to the Laramie Acquisition.

Laramie Energy had historical corporate overhead of $97.1 million (including $93.7 million of non-cash equity based compensation) for the five months ended May 31, 2007. PXP did not retain any of Laramie Energy’s corporate management or staff and did not assume any of its equity compensation arrangements. Pursuant to SEC rules for pro forma financial statements, no pro forma adjustments were made with respect to the corporate overhead charges included in Laramie Energy’s historical statements of income. PXP’s general and administrative expenses did not increase significantly as a result of the acquisition of the Piceance Basin properties.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	PXP Historical	Laramie Energy Historical (1)	Pro Forma Adjustments		PXP/ Laramie Energy Pro Forma
Revenues
Oil and gas sales	$1,269,792	$29,569	$-		$1,299,361
Other operating revenues	3,048	-	-		3,048

	1,272,840	29,569	-		1,302,409

Costs and Expenses
Production costs	413,122	8,793	-		421,915
Exploration costs and abandonments	-	44	(44)	(2)	-
General and administrative	124,006	97,057	-		221,063
Gain on sale of assets	-	(658,707)	658,707	(3)	-
Depreciation, depletion, amortization and accretion	316,078	17,006	3,399	(4)	336,483

	853,206	(535,807)	662,062		979,461

Income (Loss) from Operations	419,634	565,376	(662,062)		322,948
Other Income (Expense)
			3,889	(5)
Interest expense	(68,908)	(3,889)	(18,852)	(6)	(87,760)
Gain (loss) on mark-to-market derivative contracts	(88,549)	(620)	620	(5)	(88,549)
			(374)	(7)
Interest and other income	6,322	485	(81)	(5)	6,352

Income (Loss) From Continuing Operations
Before Income Taxes	268,499	561,352	(676,860)		152,991
Income tax (expense) benefit	(109,748)	-	44,583	(8)	(65,165)

Income (Loss) From Continuing Operations	$158,751	$561,352	$(632,277)		$87,826

Earnings from Continuing Operations Per Share
Basic	$2.02				$1.11

Diluted	$1.99				$1.09

Weighted Average Shares Outstanding
Basic	78,627		414	(9)	79,041

Diluted	79,808		414	(9)	80,222

(1)

Reflects the historical results of operations of Laramie Energy for the five months ended May 31, 2007. PXP acquired all of the oil and gas properties and associated midstream assets of Laramie Energy on May 31, 2007.

(2)

Reflects the reversal of historical exploration and abandonment costs that were expensed under the successful efforts method of accounting used by Laramie Energy but are capitalized under the full cost method of accounting used by PXP.

(3)

Reflects the reversal of Laramie Energy’s historical gain on the sale of oil and gas properties recognized as a result of the sale of all of its oil and gas property and associated midstream assets to PXP on May 31, 2007.

(4)

Reflects the adjustment to DD&A to reverse Laramie Energy’s historical DD&A and to reflect DD&A based on the fair value allocated to the acquired oil and gas properties subject to amortization. Pro forma DD&A is calculated using the unit-of-production method based on oil and gas property costs, reserve volumes and future development and abandonment costs after taking into account the effect of the acquisition.

(5)

Reflects the reversal of Laramie Energy’s historical income and expenses that are corporate in nature and not directly related to the properties acquired. PXP did not acquire the equity interests of Laramie Energy or any related corporate items such as office furniture and equipment. PXP did not assume any debt, derivatives, or equity compensation arrangements or retain any of Laramie Energy’s corporate management and staff.

(6)

Reflects the adjustment to interest expense for the period on the 7% Senior Notes and the debt incurred in connection with the acquisition, including the issuance of the 7 3/4% Senior Notes and PXP’s senior revolving credit facility with an average interest rate of 7.0%, net of capitalized interest. Capitalized interest is based on the purchase price allocated to oil and gas properties not subject to amortization at PXP’s effective average interest rate for the borrowings related to the acquisition. A  1/8% change in the interest rate would result in a change in interest expense of $0.2 million.

(7)	Reflects the amortization of PXP’s cost in excess of its share of the net book value of CVGG.

(8)

Reflects the adjustment to income tax expense for the pro forma adjustments. Variances in PXP’s estimated annual effective tax rate from the 35% federal statutory rate primarily result from the effect of state income taxes and estimated permanent differences. In addition, the pro forma adjustment for income taxes includes a tax benefit related to Laramie Energy’s historical pre-tax loss, which was not previously recognized in Laramie Energy’s historical financial statements because Laramie Energy is a limited liability company taxed as a partnership and therefore is not subject to income taxes.

(9)

Reflects the incremental number of PXP common shares necessary to arrive at the 1.0 million shares of PXP common stock issued in connection with the acquisition. The shares were issued on May 31, 2007 and approximately 586,000 shares are included in the PXP historical weighted average.

Summary Pro Forma Combined Oil and Gas Reserve Data (Unaudited)

The following tables set forth summary pro forma information with respect to PXP’s estimated net proved oil and gas reserves as of December 31, 2007.

Estimated Quantities of Oil and Gas Reserves
at December 31, 2007
	PXP Historical	2008 Property Transactions	PXP Pro Forma
Proved Reserves
Oil (MBbl)	436,533	(38,177)	398,356
Gas (MMcf)	1,519,976	(447,685)	1,072,291
MBOE	689,862	(112,791)	577,071

Proved Developed Reserves
Oil (MBbl)	227,915	(25,320)	202,595
Gas (MMcf)	757,736	(184,468)	573,268
MBOE	354,204	(56,065)	298,139

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2007 (in thousands)
	PXP Historical	2008 Property Transactions	PXP Pro Forma
Future cash inflows	$ 46,466,516	$ (6,126,379)	$ 40,340,137
Future development costs	(4,919,564)	1,024,008	(3,895,556)
Future production expense	(14,408,460)	1,827,978	(12,580,482)
Future income tax expense	(9,096,371)	1,156,573	(7,939,798)

Future net cash flows	18,042,121	(2,117,820)	15,924,301
Discounted at 10% per year	(10,418,798)	1,230,286	(9,188,512)

Standardized measure of discounted future net cash flows	$ 7,623,323	$ (887,534)	$ 6,735,789